Exhibit 10.27

FOURTH AMENDMENT TO LEASE

Kissimmee, Florida

THIS AMENDMENT is made this 25th day of March 2002, by and between UNITED DEVELOPMENT COMPANY LIMITED, a Florida limited partnership having a principal place of business at 2175 Partin Settlement Road, Kissimmee, Florida 32743 (hereinafter called "Landlord") and UFP TECHNOLOGIES, INC., a Delaware corporation having a principal place of business at 172 East Main Street, Georgetown, Massachusetts 01833 (hereinafter called "Tenant").

WHEREAS, Landlord and Tenant entered into and executed a lease dated as of April 1, 1986, as extended and amended on August 1, 1991, August 1, 1996, and August 26, 1998 (the "Lease") for the Premises (as hereinafter defined) as more particularly described therein;

WHEREAS, Landlord and Tenant mutually desire to amend and further extend the lease;

NOW, THEREFORE, in consideration of the mutual covenants herein set forth and of ONE DOLLAR and other good and valuable consideration, Landlord and Tenant hereby agree to amend and do hereby amend the, effective as of January 1, 2002, Lease as follows:

1.                       The definition of "Premises" in Section 1.02 is deleted in its entirety and replaced with the following:

Premises. Approximately 49,400 sq. feet of space in the Building.  The Land and Building together are sometimes referred to as the "Property."

2.                       Article 3 of the Lease is deleted in its entirety and replaced with the following:

Term.  The current extension of the Term of this Lease commenced on January 1, 2002, and shall end at midnight, December 31, 2006, both dates inclusive.

3.                       Section 4.02 of the Lease is deleted in its entirety and replaced with the following:

Computation of Basic Rent.  The Basic Rent for the current extension of the Lease Term shall be the sum of $149,600 per annum.

4.                       Section 6.04 is deleted in its entirety and replaced with the following:

Increases in Taxes.  Tenant shall pay to Landlord during the Lease Term, as Additional Rent, within thirty (30) days of written demand therefor from Landlord, Tenant's Share of the amount by which the Taxes assessed against the Property during any tax fiscal year (as reduced by abatements) exceeds twenty-five thousand dollars ($25.000). If any extension Term shall terminate without fault of the Tenant prior to the end of the then current tax fiscal year, then said amount payable by Tenant shall be prorated.

5.                       Article 8 is deleted in its entirety and replaced with the following:

ARTICLE 8

EXTERIOR MAINTENANCE

8.01           Tenant shall at Tenant's expense perform all needed periodic maintenance and minor repairs to the exterior of the Building and the structural elements thereof (including but not limited to foundation, walls, roof, and the like). Tenant shall at Tenant's expense perform all needed landscaping.

8.02           Landlord shall at Landlord's expense perform all replacements of and major repairs to the Building and the structural elements thereof (including but not limited to foundation, walls, roof, and the like).

6.                       Section 15.01 is deleted in its entirety and replaced with the following:

Insurance.  Tenant shall, as Additional Rent, take out and maintain throughout the Term the following insurance protecting Landlord and Tenant as named insureds and with such additional insureds as Landlord from time to time may designate, in such amounts and with such insurance companies as Tenant deems appropriate, subject to Landlord's reasonable approval: (a) commercial general liability insurance with so-called "broad form" endorsement insuring Landlord and Tenant against all claims and demands for injury to or death of any person or damage to or loss of property which may be claimed to have occurred on or about the Property, with an initial combined single limit of at least $2,000,000; (b) workers' compensation insurance with statutory limits covering all of Tenant's employees working on the Property; and (c) fire and casualty insurance with extended coverage on all buildings and improvements now existing or hereafter erected upon the Property. Policies for all such insurance shall, in case of loss, be first payable to the holders of any mortgages on the property under a standard non-contributing mortgagee's clause, and shall be deposited with the holder of such mortgage or with Landlord, as Landlord may elect.

7.                       Lease cancellation option.  UFP shall have the option to cancel the lease, provided it gives one hundred twenty (120) days written notice and pays a fee equal to five (5) months lease payments.

Except as specifically amended hereby, the Lease remains in full force and effect.

EXECUTED as a sealed instrument as of the date first written above.

TENANT: UFP TECHNOLOGIES, INC.		LANDLORD: UNITED DEVELOPMENT COMPANY LIMITED
BY:	/s/Ronald J. Lataille	BY:	/s/Richard L. Bailly
	Name: Ronald J. Lataille		Name: Richard L. Bailly
	Its: Chief Financial Officer		Its: General Partner